Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Christopher Ranjitkar, Director, Investor Relations
(617) 219-1410

Government Properties Income Trust Announces Second Quarter 2017 Results
Second Quarter Net Income of $0.16 Per Share
Second Quarter Normalized FFO of $0.60 Per Share
Completed 288,428 Square Feet of Leasing in the Second Quarter for a 13.5% Increase in Rents
Occupancy was 95.0% at Quarter End, Up 80 Basis Points Year Over Year
Announced Agreement to Acquire First Potomac Realty Trust for Approximately $1.4 Billion

Newton, MA (August 1, 2017): Government Properties Income Trust (Nasdaq: GOV) today announced its financial results for the quarter and six months ended June 30, 2017.

David Blackman, President and Chief Operating Officer of GOV, made the following statement:

“Government Properties Income Trust achieved solid leasing results during the second quarter of 2017. We entered into new and renewal leases for over 288,000 square feet of space for rents that were 13.5% higher than previous rents for the same space. We also announced our planned strategic acquisition of First Potomac Realty Trust and began to implement our long term financing and business repositioning plans associated with that acquisition by raising $494 million of net proceeds from the sale of common equity and the issuance of $300 million aggregate principal amount of senior unsecured notes due 2022.”

Results for the Quarter Ended June 30, 2017:

Net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, was $11.7 million, or $0.16 per diluted share, for the quarter ended June 30, 2017, compared to net income of $16.8 million, or $0.24 per diluted share, for the quarter ended June 30, 2016. The weighted average number of diluted common shares outstanding was 71.1 million for both the quarter ended June 30, 2017 and 2016.

Normalized funds from operations, or Normalized FFO, for the quarter ended June 30, 2017 were $42.4 million, or $0.60 per diluted share, compared to Normalized FFO for the quarter ended June 30, 2016 of $43.4 million, or $0.61 per diluted share.

Reconciliations of net income determined in accordance with GAAP to funds from operations, or FFO, and Normalized FFO for the quarters ended June 30, 2017 and 2016 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the Six Months Ended June 30, 2017:

Net income determined in accordance with GAAP was $19.1 million, or $0.27 per diluted share, for the six months ended June 30, 2017, compared to net income of $34.2 million, or $0.48 per diluted share, for the six months ended June 30, 2016. The weighted average number of diluted common shares outstanding was 71.1 million for the six months ended June 30, 2017, and 71.0 million for the six months ended June 30, 2016.

Normalized FFO for the six months ended June 30, 2017 were $82.3 million, or $1.16 per diluted share, compared to Normalized FFO for the six months ended June 30, 2016 of $87.7 million, or $1.23 per diluted share.

Reconciliations of net income determined in accordance with GAAP to FFO and Normalized FFO for the six months ended June 30, 2017 and 2016 appear later in this press release.

Leasing, Occupancy and Same Property Results:

During the quarter ended June 30, 2017, GOV entered into aggregate new and renewal leases for 288,428 rentable square feet at weighted (by rentable square feet) average rents that were 13.5% above prior rents for the same space. The weighted average (by rentable square feet) lease term for leases entered into during the quarter ended June 30, 2017 was 7.2 years. Leasing concessions and capital commitments for new and renewal leases entered into during the quarter ended June 30, 2017 were $2.5 million, or $1.19 per square foot, per weighted average lease year. Our leasing during the quarter ended June 30, 2017 included approximately 236,000 square feet executed with government tenants for a weighted average (by rentable square feet) of 8.1 years, rents that were an average 15.0% higher than prior rents for the previous space and leasing concessions and capital commitments of $0.85 per square foot, per weighted average lease term.

As of June 30, 2017, 95.0% of GOV’s rentable square feet at properties classified as continuing operations was leased. This compares with 95.1% as of March 31, 2017 and 94.2% as of June 30, 2016. Occupancy for properties classified as continuing operations and owned continuously since April 1, 2016, or same properties, was 94.8% as of June 30, 2017, which compares with 94.5% as of June 30, 2016. Same properties net operating income, or NOI, increased 0.9% and same properties cash basis NOI, or Cash Basis NOI, decreased 0.5% for the quarter ended June 30, 2017 compared to the same period in 2016.

Reconciliations of net income determined in accordance with GAAP to NOI and to Cash Basis NOI for the quarters ended June 30, 2017 and 2016 appear later in this press release.

Recent Acquisition Activities:

As previously announced, in June 2017, GOV entered a merger agreement to acquire all of the outstanding common shares of First Potomac Realty Trust (NYSE: FPO) for an aggregate transaction value of approximately $1.4 billion, including $11.15 per FPO common share in cash and the repayment or assumption of FPO debt. As part of the FPO Transaction, GOV will acquire FPO's full property portfolio, which includes 39 office and industrial properties (74 buildings) with 6,454,382 rentable square feet, including two joint venture properties which are 50% and 51% owned by FPO. This transaction is subject to the approval of at least a majority of FPO's common shares and other customary conditions and is expected to close prior to year end 2017.

Recent Disposition Activities:

As previously disclosed, in March 2016, GOV entered an agreement to sell an office property (one building) located in Falls Church, VA with 164,746 rentable square feet. GOV agreed to extend the closing date for this sale and increased the sale price by $225,000, which it received as a non-refundable deposit. The contract sale price is now $13.5 million, excluding closing costs and GOV expects this transaction to close in the third quarter of 2017.

Recent Financing Activities:

On July 5, 2017, GOV sold 25,000,000 of its common shares in an underwritten public offering at a price to the public of $18.50 per share. In connection with this offering, GOV granted the underwriters a 30 day option to purchase up to an additional 3,750,000 GOV common shares at a price of $18.50 per share. On July 28, 2017, the underwriters partially exercised this purchase option for 2,907,029 GOV common shares. The aggregate net proceeds from these sales will be approximately $493.8 million, after payment of the underwriters' discount and other offering expenses. GOV used part of the proceeds from these sales to repay amounts outstanding under its revolving credit facility and GOV expects to use the remaining proceeds to finance, in part, the FPO transaction. In the event the FPO transaction is not consummated, GOV expects to use the remaining proceeds from these sales for general business purposes.

Also, in July 2017, GOV issued $300.0 million of 4.000% senior unsecured notes due 2022 in an underwritten public offering. The net proceeds from this offering of approximately $295.4 million, after payment of the underwriters' discount and other offering expenses, are expected to be used to finance, in part, the FPO transaction. In the event the FPO transaction is not consummated on or prior to December 31, 2017, or the related merger agreement is terminated on or at any time prior to that date, GOV will be required to redeem any notes issued pursuant to this offering then outstanding at 101% of the principal amount of such notes plus accrued and unpaid interest.

Conference Call:

On Tuesday, August 1, 2017, at 11:00 a.m. Eastern Time, President and Chief Operating Officer, David Blackman, and Chief Financial Officer and Treasurer, Mark Kleifges, will host a conference call to discuss GOV’s second quarter 2017 results.

The conference call telephone number is (877) 328-1172. Participants calling from outside the United States and Canada should dial (412) 317-5418. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through Tuesday, August 8, 2017. To hear the replay, dial (412) 317-0088. The replay pass code is 10110426. A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, at www.govreit.com. Participants wanting to access the webcast should visit GOV’s website about five minutes before the call. The archived webcast will be available for replay on GOV’s website following the call for about one week. The transcription, recording and retransmission in any way of GOV’s second quarter conference call are strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s Second Quarter 2017 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com. GOV’s website is not incorporated as part of this press release.

GOV is a real estate investment trust, or REIT, which primarily owns properties located throughout the United States that are majority leased to the U.S. Government and other government tenants. GOV is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Please see the pages attached to this news release for a more detailed statement of GOV’s operating results and financial condition and for an explanation of GOV’s calculation of FFO, Normalized FFO, NOI and Cash Basis NOI and a reconciliation of those amounts to amounts determined according to GAAP.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER GOV USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, GOV IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON GOV’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY GOV’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
MR. BLACKMAN'S STATEMENTS REGARDING GOV'S QUARTERLY LEASING ACTIVITIES AND INCREASED RENTS MAY IMPLY THAT SIMILAR RESULTS WILL BE ACHIEVED IN THE FUTURE. HOWEVER, GOV CANNOT BE SURE THAT ITS RENTS WILL REMAIN AT CURRENT LEVELS OR INCREASE IN THE FUTURE OR THAT GOV WILL REALIZE SIMILAR OR IMPROVED LEASING RESULTS IN THE FUTURE.

•
GOV HAS AGREED TO ACQUIRE FPO AND EXPECTS THE FPO TRANSACTION TO CLOSE PRIOR TO DECEMBER 31, 2017. THE CLOSING OF THE FPO TRANSACTION IS SUBJECT TO CUSTOMARY CONDITIONS, INCLUDING APPROVAL BY THE HOLDERS OF AT LEAST A MAJORITY OF FPO'S OUTSTANDING COMMON SHARES. GOV CANNOT BE SURE THAT SUCH CONDITIONS WILL BE SATISFIED. ACCORDINGLY, THE FPO TRANSACTION MAY NOT CLOSE PRIOR TO DECEMBER 31, 2017 OR AT ALL, OR THE TERMS OF THE FPO TRANSACTION MAY CHANGE.

•
THE APPROVAL OF THE FPO TRANSACTION BY THE HOLDERS OF AT LEAST A MAJORITY OF FPO'S OUTSTANDING COMMON SHARES MAY BE SOLICITED BY A PROXY STATEMENT WHICH MUST BE FILED WITH THE SEC. THE PROCESS OF PREPARING THE PROXY STATEMENT IS TIME CONSUMING. ACCORDINGLY, GOV CANNOT BE SURE THAT THE FPO TRANSACTION WILL BE CONSUMMATED WITHIN A SPECIFIED TIME PERIOD OR AT ALL.

•
GOV HAS ENTERED INTO AN AGREEMENT TO SELL ONE PROPERTY AND EXPECTS THIS TRANSACTION TO CLOSE IN THE THIRD QUARTER OF 2017. THIS TRANSACTION IS SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE MET AND THIS TRANSACTION MAY NOT OCCUR, MAY NOT CLOSE IN THE THIRD QUARTER OF 2017 OR THE TERMS MAY CHANGE.

•
THE UNDERWRITERS HAVE PARTIALLY EXERCISED THEIR PURCHASE OPTION FOR 2,907,029 GOV COMMON SHARES AND THIS PURCHASE IS EXPECTED TO BE COMPLETED ON AUGUST 3, 2017. HOWEVER, THIS PURCHASE IS SUBJECT TO CONDITIONS CUSTOMARY IN TRANSACTIONS OF THIS TYPE AND THE PURCHASE MAY BE DELAYED OR MAY NOT OCCUR.

•
GOV CURRENTLY EXPECTS THE PROCEEDS FROM ITS RECENT COMMON SHARE AND SENIOR NOTES OFFERINGS TO BE USED, (DIRECTLY OR INDIRECTLY BY REPAYMENTS AND DRAWINGS UNDER ITS REVOLVING CREDIT FACILITY) TO PARTIALLY FINANCE THE FPO TRANSACTION. IN THE EVENT THE FPO TRANSACTION IS NOT CONSUMMATED, GOV EXPECTS TO USE THE NET PROCEEDS FROM THE COMMON SHARE OFFERING FOR GENERAL BUSINESS PURPOSES. IF THE FPO TRANSACTION IS NOT CONSUMMATED ON OR PRIOR TO DECEMBER 31, 2017, OR THE RELATED MERGER AGREEMENT IS TERMINATED ON OR AT ANY TIME PRIOR TO THAT DATE, GOV WILL BE REQUIRED TO REDEEM THE NOTES ISSUED PURSUANT TO ITS RECENT NOTES OFFERING AT 101% OF THE PRINCIPAL AMOUNT OUTSTANDING PLUS ACCRUED AND UNPAID INTEREST.

THE INFORMATION CONTAINED IN GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN GOV’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE GOV’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE

STATED IN OR IMPLIED BY GOV’S FORWARD LOOKING STATEMENTS. GOV’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, GOV DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Government Properties Income Trust
Condensed Consolidated Statements of Income
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Rental income	$69,887	$64,061	$139,183	$127,672

Expenses:
Real estate taxes	7,941	7,566	16,118	15,219
Utility expenses	4,172	3,673	8,778	7,847
Other operating expenses	15,187	13,266	29,179	26,177
Depreciation and amortization	20,663	17,985	41,168	36,309
Acquisition related costs	—	64	—	216
General and administrative (1)	5,086	4,008	9,048	7,534
Total expenses	53,049	46,562	104,291	93,302

Operating income	16,838	17,499	34,892	34,370
Dividend income	303	363	607	363
Interest income	67	10	128	16
Interest expense (including net amortization of debt premiums and discounts
and debt issuance costs of $808, $747, $1,615 and $1,219, respectively)	(13,963)	(10,314)	(27,544)	(19,678)
Gain on early extinguishment of debt	—	—	—	104
Gain on issuance of shares by Select Income REIT	21	16	21	16
Income from continuing operations before income taxes
and equity in earnings of investees	3,266	7,574	8,104	15,191
Income tax expense	(25)	(35)	(43)	(50)
Equity in earnings of investees	8,581	9,400	11,320	19,334
Income from continuing operations	11,822	16,939	19,381	34,475
Loss from discontinued operations	(145)	(126)	(289)	(275)
Net income	$11,677	$16,813	$19,092	$34,200

Weighted average common shares outstanding (basic)	71,088	71,038	71,083	71,034
Weighted average common shares outstanding (diluted)	71,119	71,061	71,109	71,046

Per common share amounts (basic and diluted):
Income from continuing operations	$0.17	$0.24	$0.27	$0.49
Loss from discontinued operations	$—	$—	$—	$—
Net income	$0.16	$0.24	$0.27	$0.48

(1)	General and administrative expenses include estimated business management incentive fee expense of $893 for both the three and six months ended June 30, 2017.

Government Properties Income Trust
Funds from Operations and Normalized Funds from Operations (1)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Calculation of Funds from Operations (FFO) and Normalized FFO:
Net income	$11,677	$16,813	$19,092	$34,200
Add: Depreciation and amortization	20,663	17,985	41,168	36,309
FFO attributable to SIR investment	17,149	17,887	29,553	36,345
Less: Equity in earnings of SIR	(8,207)	(9,383)	(10,818)	(19,240)
FFO	41,282	43,302	78,995	87,614
Add: Acquisition related costs	—	64	—	216
Estimated business management incentive fees (2)	893	—	893	—
Normalized FFO attributable to SIR investment	17,407	17,887	31,997	36,362
Less: FFO attributable to SIR investment	(17,149)	(17,887)	(29,553)	(36,345)
Gain on early extinguishment of debt	—	—	—	(104)
Gain on issuance of shares by SIR	(21)	(16)	(21)	(16)
Normalized FFO	$42,412	$43,350	$82,311	$87,727

Weighted average common shares outstanding (basic)	71,088	71,038	71,083	71,034
Weighted average common shares outstanding (diluted)	71,119	71,061	71,109	71,046

Per common share amounts:
Net income (basic and diluted)	$0.16	$0.24	$0.27	$0.48
FFO (basic and diluted)	$0.58	$0.61	$1.11	$1.23
Normalized FFO (basic)	$0.60	$0.61	$1.16	$1.24
Normalized FFO (diluted)	$0.60	$0.61	$1.16	$1.23
Distributions declared per share	$0.43	$0.43	$0.86	$0.86

(1)
GOV calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization and the difference between FFO attributable to an equity investment and equity in earnings of an equity investee but excluding impairment charges on real estate assets, any gain or loss on sale of properties, as well as certain other adjustments currently not applicable to GOV. GOV's calculation of Normalized FFO differs from NAREIT's definition of FFO because GOV includes the difference between FFO and Normalized FFO attributable to GOV’s equity investment in Select Income REIT, or SIR, GOV includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of GOV’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year, and GOV excludes acquisition related costs expensed under GAAP, gains on issuance of shares by SIR and gains on early extinguishment of debt. GOV considers FFO and Normalized FFO to be appropriate supplemental measures of operating performance for a REIT, along with net income and operating income. GOV believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of GOV's operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by GOV's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain GOV's qualification for taxation as a REIT, limitations in GOV’s credit agreement and public debt covenants, the availability to GOV of debt and equity capital, GOV's expectation of its future capital requirements and operating performance, GOV’s receipt of distributions from SIR and GOV’s expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income or operating income as an indicator of GOV's operating performance or as a measure of GOV’s liquidity. These measures should be considered in conjunction with net income and operating income as presented in GOV's Condensed Consolidated Statements of Income. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than GOV does.

(2)
Incentive fees under GOV’s business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expenses in GOV’s condensed consolidated statements of income. In calculating net income in accordance with GAAP, GOV recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although GOV recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income, GOV does not include such expense in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Net income includes $893 of estimated business management incentive fee expense in both the three and six months ended June 30, 2017.

Government Properties Income Trust
Calculation and Reconciliation of Property Net Operating Income (NOI) and Cash Basis NOI (1)
(amounts in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Calculation of NOI and Cash Basis NOI (2):
Rental income (3)	$69,887	$64,061	$139,183	$127,672
Property operating expenses	(27,300)	(24,505)	(54,075)	(49,243)
Property net operating income (NOI)	42,587	39,556	85,108	78,429
Non-cash straight line rent adjustments included in rental income (3)	(1,104)	(435)	(2,404)	(584)
Lease value amortization included in rental income (3)	617	425	1,244	732
Non-cash amortization included in property operating expenses (4)	(121)	(121)	(242)	(242)
Cash Basis NOI	$41,979	$39,425	$83,706	$78,335

Reconciliation of Net Income to NOI and Cash Basis NOI:
Net income	$11,677	$16,813	$19,092	$34,200
Loss from discontinued operations	145	126	289	275
Income from continuing operations	11,822	16,939	19,381	34,475
Equity in earnings of investees	(8,581)	(9,400)	(11,320)	(19,334)
Income tax expense	25	35	43	50
Gain on issuance of shares by SIR	(21)	(16)	(21)	(16)
Gain on early extinguishment of debt	—	—	—	(104)
Interest expense	13,963	10,314	27,544	19,678
Interest income	(67)	(10)	(128)	(16)
Dividend income	(303)	(363)	(607)	(363)
Operating income	16,838	17,499	34,892	34,370
General and administrative	5,086	4,008	9,048	7,534
Acquisition related costs	—	64	—	216
Depreciation and amortization	20,663	17,985	41,168	36,309
NOI	42,587	39,556	85,108	78,429
Non-cash amortization included in property operating expenses (4)	(121)	(121)	(242)	(242)
Lease value amortization included in rental income (3)	617	425	1,244	732
Non-cash straight line rent adjustments included in rental income (3)	(1,104)	(435)	(2,404)	(584)
Cash Basis NOI	$41,979	$39,425	$83,706	$78,335

Reconciliation of NOI to Same Property NOI (5)(6):
Rental income	$69,887	$64,061	$139,183	$127,672
Property operating expenses	(27,300)	(24,505)	(54,075)	(49,243)
Property NOI	42,587	39,556	85,108	78,429
Add (less): NOI of properties not included in same property results	(2,635)	54	(8,693)	(2,182)
Same property NOI	$39,952	$39,610	$76,415	$76,247

Calculation of Same Property Cash Basis NOI (5)(6):
Same property NOI	$39,952	$39,610	$76,415	$76,247
Add: Lease value amortization included in rental income (3)	391	426	849	732
Less: Non-cash straight line rent adjustments included in rental income (3)	(933)	(436)	(1,844)	(469)
Non-cash amortization included in property operating expenses (4)	(121)	(121)	(242)	(242)
Same property Cash Basis NOI	$39,289	$39,479	$75,178	$76,268

(1)
GOV calculates NOI and Cash Basis NOI as shown above. The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to GOV’s property level results of operations. GOV defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions because GOV records those amounts as depreciation and amortization. GOV defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and non-cash amortization included in other operating expenses. GOV considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of GOV’s properties. GOV uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and GOV believes that NOI and Cash Basis NOI provide useful information to investors regarding GOV’s results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of GOV’s operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income or operating income as an indicator of our operating performance or as a measure of GOV’s liquidity. These measures should be considered in conjunction with net income and operating income as presented in GOV’s Condensed Consolidated Statements of Income. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than GOV does.

(2)	Excludes one property (one building) classified as discontinued operations.

(3)
GOV reports rental income on a straight line basis over the terms of the respective leases; as a result, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to GOV by its tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

(4)
GOV recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price GOV paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in property operating expenses.

(5)
For the three months ended June 30, 2017 and 2016, same property NOI and same property cash basis NOI are based on properties GOV owned as of June 30, 2017 and which it owned continuously since April 1, 2016, excluding one property (one building) classified as discontinued operations.

(6)
For the six months ended June 30, 2017 and 2016, same property NOI and same property cash basis NOI are based on properties GOV owned as of June 30, 2017 and which it owned continuously since January 1, 2016, excluding one property (one building) classified as discontinued operations.

Government Properties Income Trust
Condensed Consolidated Balance Sheets
(amounts in thousands, except share data)
(unaudited)

	June 30,	December 31,
	2017	2016
ASSETS
Real estate properties:
Land	$269,410	$267,855
Buildings and improvements	1,652,535	1,620,905
Total real estate properties, gross	1,921,945	1,888,760
Accumulated depreciation	(320,005)	(296,804)
Total real estate properties, net	1,601,940	1,591,956
Equity investment in Select Income REIT	477,233	487,708
Assets of discontinued operations	12,534	12,541
Acquired real estate leases, net	108,927	124,848
Cash and cash equivalents	12,907	29,941
Restricted cash	344	530
Rents receivable, net	47,717	48,458
Deferred leasing costs, net	21,251	21,079
Other assets, net	82,256	68,005
Total assets	$2,365,109	$2,385,066

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$155,000	$160,000
Unsecured term loans, net	547,511	547,171
Senior unsecured notes, net	647,584	646,844
Mortgage notes payable, net	26,991	27,837
Liabilities of discontinued operations	81	45
Accounts payable and other liabilities	64,479	54,019
Due to related persons	5,361	3,520
Assumed real estate lease obligations, net	9,423	10,626
Total liabilities	1,456,430	1,450,062

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 150,000,000 and 100,000,000 shares authorized, respectively,
71,195,178 and 71,177,906 shares issued and outstanding, respectively	712	712
Additional paid in capital	1,473,936	1,473,533
Cumulative net income	115,420	96,329
Cumulative other comprehensive income	42,350	26,957
Cumulative common distributions	(723,739)	(662,527)
Total shareholders’ equity	908,679	935,004
Total liabilities and shareholders’ equity	$2,365,109	$2,385,066